EXHIBIT 3.1

CONSENT OF INDEPENDENT AUDITORS

Postmedia Network Canada Corp.

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-7 of Postmedia Network Canada Corp. (the “Company”) of our report dated October 24, 2014 relating to the consolidated financial statements of the Company, as at August 31, 2014 and August 31, 2013 and for each of the three years in the period ended August 31, 2014.

We also consent to the reference to us under the headings “Interests of Experts” and “Auditors, Transfer Agent and Registrar” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario

February 5, 2015